Exhibit 5.2

August 30, 2019	Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020-1001 Main Tel +1 212 506 2500 Main Fax +1 212 262 1910 www.mayerbrown.com

Adaptimmune Therapeutics plc

60 Jubilee Avenue

Milton Park

Abingdon

Oxfordshire OX14 4RX

Re:  Adaptimmune Therapeutics plc

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Adaptimmune Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act, together or separately and in one or more series (if applicable) of:

(i)   ordinary shares of the Company, par value £0.001 per share, to be offered or sold in the form of American Depositary Shares;

(ii) warrants to purchase ordinary shares in the form of American Depositary Shares (the “Warrants”); and

(iii) units, with each unit representing an interest in two or more other securities, which may or may not be separable from one another.

The Warrants are to be issued from time to time under one or more warrant agreements between the Company and a warrant agent for the holders of the warrants, the form of which will be filed by an amendment to the Registration Statement or as an exhibit to a report filed under the Securities and Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement.

As special counsel to the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

Adaptimmune Therapeutics plc

August 30, 2019

Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, it is our opinion that when the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We are admitted to practice in New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America and the laws of the State of New York, and we express no opinion herein concerning the laws of any other jurisdiction. With respect to all matters of the laws of England and Wales, we understand that you are relying upon the opinion, dated the date hereof, of Mayer Brown International LLP, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Mayer Brown International LLP.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company, the Warrants, the units or their offering and sale.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Mayer Brown LLP
MAYER BROWN LLP

DSB